UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Integral Vision, Inc.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Integral Vision, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Integral Vision, Inc., a Michigan corporation, will be held at the corporate offices, 49113 Wixom Tech Drive, Wixom, Michigan 48393, on Wednesday, October 13, 2010 at 4:00 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

1.	To elect five Directors;

2.	To consider and vote upon a proposal to amend our Amended and Restated Articles of Incorporation to effect a one (1) for ten (10) reverse stock split of our Common Stock;

3.	To consider and vote upon a proposal to ratify the Amendment and Restatement of Integral Vision, Inc. 2008 Equity Incentive Plan;

4.	To ratify the appointment of Rehmann Robson as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

5.	To grant management the authority to adjourn, postpone or continue the Annual Meeting; and

6.	To transact such other business as may properly come before the meeting.

In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at August 23, 2010. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

By Order of the Board of Directors

Max A. Coon
Secretary

Wixom, Michigan
August __, 2010

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integral Vision, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on October 13, 2010 at 4:00 p.m., or any adjournments thereof, at the principal executive offices of the Company, located at 49113 Wixom Tech Drive, Wixom, Michigan 48393. This Proxy Statement is being mailed on or about September 3, 2010 to all holders of record of common stock of the Company as of the close of business on August 23, 2010.

PURPOSE OF THE MEETING

The purpose of this Annual Meeting of Shareholders shall be to elect Directors, to consider and vote upon a proposal to amend our Amended and Restated Articles of Incorporation to effect a one (1) for ten (10) reverse stock split of our Common Stock, to consider and vote upon a proposal to ratify the Amendment and Restatement of Integral Vision, Inc. 2008 Equity Incentive Plan, to ratify the appointment of Rehmann Robson as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, to grant management the authority to adjourn, postpone or continue the Annual Meeting, and to transact such other business as may properly come before the meeting.

VOTING

Common Stock with no par value and Series A Convertible Preferred Stock are the only voting stocks of the Company. Only holders of record at the close of business on August 23, 2010 are entitled to vote. In the case of Common Stock, holders are entitled to one (1) vote for each share held. As of August 23, 2010, the Company had 35,657,409 common shares outstanding and no preferred shares outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

All shares represented by proxies shall be voted "FOR" each of the matters recommended by management unless the Shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any Shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Wixom, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the presiding officer, announces such revocation in open meeting. All Shareholders are encouraged to date and sign the proxy form, indicate their choice with respect to the matters to be voted upon and return it to the Company.

Directors are elected by plurality vote, meaning that the five persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most corporate governance actions other than elections of directors are approved by a majority of the votes cast, however, the proposal to amend our Amended and Restated Articles of Incorporation to effect a one (1) for ten (10) reverse stock split of our Common Stock will require the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

ELECTION OF DIRECTORS

  It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Although the Company’s Board of Directors will be composed of five members, the bylaws of the Company allow for up to nine directors. In the event qualified individuals are identified after the Annual Meeting of Shareholders, up to four additional directors could be appointed at such later date by the Board.

The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

			Served as
Name	Title	Age	Director Since

Charles J. Drake	Chairman of the Board	70	1978
	and Chief Executive Officer
	of Integral Vision, Inc.

Max A. Coon	Secretary and	75	1978
	Vice Chairman of the
	Board of Integral Vision, Inc.

Vincent Shunsky	Treasurer and Director	61	1978
	of Integral Vision, Inc.

William B. Wallace	Director of Integral Vision, Inc.	65	1990

Mark R. Doede	Director, President, Chief Operating	52	2009
	Officer, and Chief Financial Officer
	of Integral Vision, Inc.

The Board believes that the directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise as a whole to ensure the Board appropriately fulfills its oversight responsibilities and acts in the best interests of the shareholders. Each nominated director brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, but particularly in technology, international business, growth and finance, which are the most critical areas for the Company at this point in time.

Mr. Drake has been a Director of the Company since 1969, served as President from 1973 to 1998, has been Chairman of the Board since 1983 and Chief Executive Officer since 1998. Mr. Drake worked as an operations research analyst at Ford Motor Company before joining the Company in 1969 as Vice President of Engineering. Mr. Drake served as a director of Maxco, Inc., then a Nasdaq listed company, from 1982 to 2004. Mr. Drake brings extensive experience in international business to the Board, having traveled extensively to Japan, Korea, China, Taiwan, Germany, and England for the purpose of establishing business relationships. In addition to establishing long term relationships with companies in Germany, Switzerland, France, and Japan in the 1970’s and 1980’s, Mr. Drake established a joint venture in China in 1993 with Shanghai Welding Machine Company, purchased and operated Integral Vision, Inc. Vision, Ltd., a machine vision company located in Bedford, England from which our present name comes, sold the rights to the Company’s optical disc inspection business to Datarius, an Austrian company, in 2002, and sold the rights to our vision inspection for packaging products in 2001 to Dimaco located in Belgium. Mr. Drake has extensive knowledge of the display industry, having presented at numerous investors conferences on the display industry beginning in 1999. Mr. Drake has extensive experience with the financial community having guided the company through an initial public offering in 1983, subsequent public offerings in 1985 and 1994, and various private offerings from 1997 to the present. Mr. Drake is a graduate of the University of Michigan with a Bachelor of Science Degree in Industrial and Systems Engineering and a Masters in Business Administration.

Mr. Coon has been Secretary and a Director of the Company since 1978 and has been Vice Chairman since 1983. Mr. Coon is the President and Chairman of the Board of Maxco, Inc. (“Maxco”) and has served in those roles since 1969. Maxco was a NASDAQ listed public company until June 2007 when it was taken private. Maxco was a diversified wholesale distributor/converter and manufacturer. Its products and services were used for general construction, automotive, toolmaking, and flexible packaging industries. Mr. Coon brings experience in operations, developing value in manufacturing companies, and has extensive experience in executive management and compensation through Maxco’s purchase, ownership, and eventual sale of companies like Planet Corporation, Progressive Machinery Corporation, Ersco Corporation, Finishmaster, Inc., and Atmosphere Annealing, Inc. as well as other companies that were under the Maxco umbrella at one time or another. Mr. Coon, in his role as President and Chairman of Maxco, systematically looked for opportunities to strengthen the Company’s financial base through acquisitions or investments in developing companies that showed significant potential for growth and capital appreciation He also served as a Director of Spartan Motor Company Inc. in Jackson, Michigan, a NASDAQ listed public company, from 1990 to 1997. Spartan Motor Company, Inc. is known as a leading niche market engineer and manufacturer in the heavy duty custom vehicles marketplace. Mr. Coon is a graduate of Michigan State University and is a Michigan Certified Public Accountant and practiced as such from 1957 to 1971.

Mr. Shunsky has been a Director and Treasurer of the Company since 1978. Mr. Shunsky served as a Director, Treasurer and Vice President of Maxco from 1983 to 2005. Mr. Shunsky brings an extensive corporate financial background and training as well as knowledge of the public and private capital markets to the Board. During Mr. Shunsky’s time with Maxco, he was involved in Maxco’s merger and acquisition activities, private and public financing transactions and financial reporting and SEC matters. Mr. Shunsky served a central role in the public and private offerings of Maxco, Medar, Inc, and Finishmaster, Inc., as well as the acquisition and sale of Maxco’s numerous subsidiaries such as Progressive Machinery Corporation, Ersco Corporation, Finishmaster, Inc., Atmosphere Annealing, Inc., The Triquet Paper Company, Image Arts, Inc., Akemi Plastics, Inc., Pak-Sak Industries, Inc., and others. He is presently the Managing Principal of Corporate Planning and Consulting, LLC (CPC). Mr. Shunsky is a graduate of Walsh College and became a Certified Public Accountant in 1974. He has served on the boards of three public corporations, including FinishMaster, Inc. from 1990 to 1996, Maxco as referenced above, and the Company, as well as non-profit organizations.

Mr. Wallace has been a Director of the Company since 1990. Mr. Wallace earned a Bachelor of Science Degree in Business Administration from Wayne State University in Detroit, Michigan and is licensed to practice as a Certified Public Accountant. Mr. Wallace has received at least 40 hours annually of continuing professional education in a wide-ranging number of topics (including, but not limited to, Audit Committee and Boards of Directors) since 1967 as a requirement of his bi-annual CPA license renewal. He is also an Accredited Senior Appraiser in the field of Business Valuation, as certified by the American Society of Appraisers, and has received the Accredited in Business Valuation credential from the American Institute of CPA’s. Mr. Wallace was a Partner with Ernst & Young and was employed there from 1967 through 1987; is Senior Managing Director and Founder of Equity Partners Ltd., an investment banking firm from 1988 to the present; is a managing member and incorporator of North Star Home Lending, LLC from 2002 to the present; was one of the five (5) incorporators that obtained a federal bank charter and served on the Board of Directors and as an officer of North Star Financial Holdings, Inc. from 2002 to 2010; and was a Board Member and Chairman of the Audit Committee of Nstar Community Bank from 2005 to 2010. In addition, Mr. Wallace, as a result of Equity Partners, Ltd. acquisition activities, had an ownership interest in and served on the Board of Directors of a number of privately-held manufacturing and distribution companies. Mr. Wallace brings extensive experience with investment banking activities and business valuation matters, as well as significant experience as a Director and adds significant financial expertise to our Board.

Mr. Doede has been a Director of the Company since 2009. Mr. Doede joined the Company in 1980 as an Applications Engineer and has served in various engineering, operating, and administrative positions. He was appointed Vice President of Engineering in 1989, was appointed Vice President and Chief Operating Officer of the Welding Products Group in 1996, was appointed President and Chief Operating Officer in 1998, and assumed the role of acting Chief Financial Officer in 2002. Mr. Doede brings product development and operating experience to our Board having supervised the development of the resistance welding and vision product lines from 1989 to 1998, including coordinating the activities of product development groups in Ohio, Bedford, England, and the Company’s headquarters in Farmington Hills, Michigan. Mr. Doede brings operating experience to our Board having been the head of the Resistance Welding Group from 1996 to 1998 when it was sold, having coordinated the ISO 9001 certification program for the entire US operations of the Company, and being responsible for all operations of the Company since 1998. Mr. Doede brings international experience to the Board having traveled extensively in the 1990’s to establish business relationships in South America and various European countries, participating in the sale of the Company’s subsidiary in Bedford, England, and being responsible for financial and contractual transactions with the Company’s partners in Asia and Europe. Mr. Doede is a graduate of Lawrence Institute of Technology, now known as Lawrence Technological University, with a Bachelor of Science degree in Electrical Engineering and serves on the Electrical and Computer Engineering Industrial Advisory Board for the university.

During the fiscal year ended December 31, 2009, there were a total of two (2) meetings of the Board of Directors as well as numerous actions taken with the unanimous written consent of the directors. Max A. Coon and Vincent Shunsky were present at fewer than 50% of the meetings held during the period.

We are quoted on the Over-The Counter Bulletin Board system, which does not require director independence. However, based on the requirements of NASDAQ Listing Rule 5605(a)(2), our Board has determined that Mr. Coon, Mr. Shunsky, and Mr. Wallace, three of the five current directors nominated for re-election at the Annual Meeting, are “independent”.

The Chairman of the Board, Mr. Drake, presides at meetings of the Board. The Chairman of the Board is also currently our Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive Officer positions is the most effective leadership structure for the present size of the Company and the Board given Mr. Drake’s in-depth knowledge of the our industry, technology, international marketplace, and ability to implement strategic initiatives. The Board does not have a specifically designated lead independent director, but believes that the committees consisting of only independent directors provide sufficient balance and oversight for our present size.

The Board of Directors has established a Compensation Committee whose members are Max A. Coon and Vincent Shunsky, each of who are independent directors within the meaning of NASDAQ Listing Rule 5605(a)(2). The Compensation Committee is responsible for establishing compensation for the Company’s Chief Executive Officer, approving executive compensation levels of all other executives and authorizing the levels and timing of bonus payments. In addition, this committee is responsible for administering the Company’s Stock Compensation Plans and the new Equity Incentive Plan, including designating the recipients and terms of specific grants. The Compensation Committee acted one (1) time during the year ended December 31, 2009 to establish compensation criteria and levels.

The Board of Directors has established an Audit Committee whose members are William Wallace and Vincent Shunsky, each of whom are independent directors based on the requirements of NASDAQ Listing Rule 5605(a)(2). The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

 Management is responsible for identifying, assessing, and managing the material risks we face. The Board of Directors as a whole and through its committees has responsibility for the oversight of risk management. The Board of Directors exercises these responsibilities as part of its meetings and through its committees examining specific components of the business risk as part of their responsibilities. The Compensation Committee oversees the management of risk relating to executive compensation plans and arrangements, and the Audit Committee oversees risk in financial controls and reporting. The Board as a whole oversees risks associated with product and market development. The Board and each of its committees has the ability to engage outside legal and professional advisors as required in connection with overseeing their oversight responsibilities.

Director Nominations

The Company does not have a standing nominating committee. Because of the small size of the Company and the technical nature of the industry in which the Company operates, the Board believes it is appropriate for the duties of identifying nominees for election to the Board of Directors to be performed by the full board, whose members are identified above. No charter has been adopted for the nominating committee. Because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Board of Directors performing duties regarding the nomination of director candidates. Nevertheless, Max Coon, William Wallace and Vincent Shunsky are independent as defined in the listing standards of the Nasdaq Stock Market.

The Board of Directors does not have a written policy with respect to Board diversity; however, the Board’s goal is to assemble a Board that brings to the Company a diversity of knowledge, skills and expertise derived from high quality business and professional experience.

The Board of Directors will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Investor Relations, Integral Vision, Inc., 49113 Wixom Tech Drive, Wixom, Michigan 48393, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the shareholder making the recommendation and the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

The Board of Directors will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Board of Directors believes that a nominee recommended for a position on the Company’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For a new potential board member, the Board of Directors will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that may be considered by the Board of Directors include:

•	Personal integrity and high ethical character;
•	Professional excellence;
•	Accountability and responsiveness;
•	Absence of conflicts of interest;
•	Fresh intellectual perspectives and ideas; and
•	Relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

The Company did not receive, by December 26, 2009, any recommended nominee from any shareholder.

Audit Committee and Committee Report.

The Board of Directors has adopted a Charter to govern the operations of its Audit Committee. A copy of this Charter is included as an exhibit to the Company’s proxy statement. The Charter requires that the Audit Committee shall be comprised of at least two directors, each of whom is independent of management and the Company. As stated above, because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Audit Committee. However, the Charter requires that each member of the Audit Committee be independent as defined in the listing standards of the Nasdaq Stock Market.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. Also, the committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters described in the written disclosures and letter required to be furnished by the independent auditors in accordance with the applicable requirements of the Public Company Accounting Oversight Board.

The committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held four meetings during the year ended December 31, 2009.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

  For the year ended December 31, 2009, the Board of Directors appointed an Audit Committee established in accordance with section3(a)(58)(A) of the Exchange Act whose members were William B. Wallace and Vincent Shunsky. It is the opinion of the Board of Directors that the members of the Audit Committee are each independent under the above definition. In addition, the Board of Directors has determined that both William B. Wallace and Vincent Shunsky meet the definition of an “audit committee financial expert” as defined in Item 401(d)(5)(ii) of Regulation S-K.

Director Compensation

Mr. Wallace earns $200 per meeting and $800 per month for his responsibilities as the Audit Committee Chairperson. Vincent Shunsky earns $200 per meeting and $600 per month. None of our other directors receive any fees or other compensation for acting as directors.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors, including the independent directors, by sending written communication to the directors c/o the Chairman of the Board, 49113 Wixom Tech Drive, Wixom, Michigan 48393. All such communications will be reviewed by the Chairman, or his designate, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products and services, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Chairman, or his designate.

The Chairman shall maintain and provide copies of all such communications received and determined to be forwarded to the Board of Directors in advance of each of its meetings. In addition, the Chairman will indicate to the board the general nature of communications that were not determined to be forwarded and such communications will be held until each board meeting to be reviewed by any interested director.

 The Company does not require directors standing for election at an annual meeting of Shareholders to attend such meeting.  All but two of the Company’s directors attended the Company’s annual meeting of its Shareholders held on May 20, 2009.

EXECUTIVE OFFICERS

  The following table sets forth information concerning the Executive Officers of the Company.

	Present Position with the
	Company and Principal		Served as
Name	Occupation	Age	Officer Since

Charles J. Drake	Chairman of the Board	70	1978
	and Chief Executive Officer
	of Integral Vision, Inc.

Mark R. Doede	President, Chief Operating	52	1989
	Officer and Chief Financial
	Officer of Integral Vision, Inc.

Jeffery Becker	Senior Vice President	49	2007
	of Integral Vision, Inc.

Andrew Blowers	Chief Technical Officer	42	2002
	of Integral Vision, Inc.

Paul M. Zink	Vice President of Applications	44	2007
	Engineering of Integral Vision, Inc.

All of the foregoing officers of the Company have been engaged in the principal occupations specified above for the previous five years except as follows:

Mr. Becker was appointed Senior Vice President in May 2007. Mr. Becker served as a Sales Engineer from 2005 to 2007. Prior to 1999, Mr. Becker worked for the Company in various capacities, including spending extensive time in China for the Company. From 1999 to 2005 Mr. Becker was not employed by the Company or involved in any activities associated with our business. We rehired Mr. Becker in 2005 because of our prior relationship with him, especially his extensive experience with China.

Mr. Paul Zink was appointed Vice President Applications Engineering in May 2007. Prior to that time, Mr. Zink served as Director Vision Applications from November 1998, Manager Vision Engineering from March 1995 to 1998, Software Supervisor from June 1993 to 1995 and Software Engineer from March 1991 to 1993.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Max A. Coon and Vincent Shunsky. Mr. Coon, although an officer of the Company, is also an officer and director of Maxco, Inc., is paid by Maxco, Inc. and receives no compensation from the Company. Mr. Coon holds $134,012 of Class 3 notes and earned interest of $2,979 and $10,739 in 2008 and 2009, respectively. Charlevoix Drive Properties, LLC, of which Max A. Coon is the managing member, holds $125,000 of Class 2 notes and $152,106 of Class 3 notes and earned interest of $39,318 and $26,570 in 2009 and 2008, respectively. See Note C – Long Term Debt and Other Financing of the Notes to Financial Statements included in Item 8 of this Form 10-K. Mr. Shunsky, although an officer of the Company, receives no compensation from the Company other than a director fee of $600 per month and $200 per meeting. The Compensation Committee acted one (1) time during the year ended December 31, 2009 to establish compensation criteria and levels. The Compensation Committee does not have a charter.

Overview and Philosophy

The Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Chief Executive Officer has been granted the authority to grant bonuses to other executive officers of the Company up to a pre-approved amount.

The objectives of the Company’s executive compensation program are to:

-	Support the achievement of desired Company performance.
-	Provide compensation that will attract and retain superior talent and reward performance.
-
Align the executive officers’ interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance, and through the granting of equity incentives.

The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual’s circumstances warrant it.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company. Based on such review and discussion, the Committee recommended to the Board of Directors that such discussion and analysis be included herein.

As stated above, the Committee consists of Max A. Coon and Vincent Shunsky.

Executive Officer Compensation Program

The Company’s executive officer compensation program is composed of base salary, bonus, long-term incentive compensation in the form of equity, and various benefits, including medical and employee savings plans, generally available to employees of the Company.

Base Salary

Base salary levels for the Company’s executive officers are competitively set relative to other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance. Due to the Company’s circumstances, base salary levels for certain of the Company’s executive officers were unchanged from the prior year.

Stock Option Program

The stock option program is the Company’s long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company’s common stock.

In May 2008, the 2008 Equity Incentive Plan (“Plan”) allowing the issuance of equity based incentives on up to 4,828,000 shares of the Company’s common stock was approved by shareholders. The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Company can grant equity-based incentives to eligible employees of the Company or any Subsidiary as well as non-employee directors, consultants, or advisors who are in a position to contribute materially to the Company’s success (“Participants”). The Plan permits the Compensation Committee of the Company’s Board of Directors to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Shares.

In May 2009, the 2008 Equity Incentive Plan was modified by shareholders to allow the issuance of up to 7,328,000 shares of the Company’s common stock.

In May 2004, a stock option plan allowing the issuance of options on up to 1,000,000 shares of the Company’s common stock was approved by the Shareholders. This stock option plan provides for the grant of both options intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended, and non-statutory stock options which do not qualify for such treatment. The stock option plan authorizes a committee of directors to award executive and key employee stock options, as well as options to directors and non-employees who are in a position to materially benefit the Company. Stock options are granted at an option price equal to the fair market value of the Company’s common stock on the date of grant, have ten-year terms and can have exercise restrictions established by the committee, provided that the Compensation Committee of the Board of Directors is authorized to approve modifications to the option price and other terms of stock options at or subsequent to their issuance.

Stock option plans, each authorizing options on 500,000 shares of our common stock on substantially the same terms, were approved by our shareholders in 1999 and 1995.

Employee Savings Plan

  Effective July 1, 1986, the Company adopted a 401(k) Employee Savings Plan. The 401(k) is a “cash or deferred” plan under which employees may elect to contribute a certain portion of their compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 20% of the employees’ contributions of up to 6% of their compensation. In addition, the Company may make a profit sharing contribution at the discretion of the Board. All full time employees of the Company who have completed six months of service are eligible to participate in the plan. Participants are immediately 100% vested in all contributions. The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

  The Company provides medical benefits to the executive officers that are generally available to Company employees. Additionally, executive officers may be provided with other benefits, such as life insurance and an automobile allowance. See the Summary Compensation Table below for further detail.

Chief Executive Officer

Charles J. Drake has served as the Company’s Chief Executive Officer since 1978. His base salary for the 2009 fiscal year was $160,000. The bonus paid to Mr. Drake for 2009 was $80,000. Due to the Company’s circumstances, Mr. Drake’s salary was unchanged from the prior year.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last two fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the other executive officers whose compensation for the 2009 fiscal year exceeded $100,000:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Options ($)	[1]	All Other Compensation ($)		Total
Charles J. Drake	2009	160,000		80,000				15,410	[3]	255,410
Chief Executive Officer	2008	160,000		80,000	300,000	168,216		18,113	[3]	726,329

Mark R. Doede	2009	120,000		36,000	18,560			13,265	[4]	187,825
President & Chief Operating Officer	2008	120,000		36,000	55,200	40,453		15,592	[4]	267,245

Jeffery J. Becker	2009	117,439	[2]	12,000				10,865	[5]	140,306
Senior Vice President	2008	104,665	[2]	12,000		85,531		10,384	[5]	212,582

Andrew Blowers	2009	117,000		33,000				10,869	[6]	160,869
Chief Technical Officer	2008	117,000		33,000		97,306		10,388	[6]	257,694

Paul M. Zink	2009	117,000		-				9,725	[7]	126,725
Vice President of Applications	2008	117,000		-		65,380		11,453	[7]	193,833

[1]
These amounts reflect the aggregate grant date fair value, assuming no risk of forfeiture, of awards granted during 2008. These amounts have been calculated in accordance with Accounting Standards Codification topic 718, “Stock Compensation” as issued by the Financial Accounting Standards Board. The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock options granted. The Company determines the fair value of stock awards using the closing stock price on the date of grant. The assumptions used in the valuation of stock-based awards are discussed in Note I to the Financial Statements as presented in our Annual Report on Form 10-KA for the year ended December 31, 2009. The dollar amounts listed includes an aggregate of $46,582 from the re-pricing of options in February of 2008.

[2]	Includes $20,439 and $19,665 of commissions in 2009 and 2008, respectively.
[3]	Includes term life insurance premiums of $300 in 2009 and 2008.
[4]	Includes term life insurance premiums of $346 in 2009 and 2008.
[5]	Includes term life insurance premiums of $252 and $253 in 2009 and 2008 respectively.
[6]	Includes term life insurance premiums of $337 in 2009 and 2008.
[7]	Includes term life insurance premiums of $327 and $323 in 2009 and 2008 respectively.

Options Exercised During Fiscal Year

There were no options exercised during the fiscal year by executive officers named in the Summary Compensation Table above.

Grants of Plan Based Awards During Fiscal Year 2009

The following table lists plan based awards granted to executive officers named in the Summary Compensation Table above:

			Grants of Plan Based Awards during Fiscal Year 2009
Name	Grant Date		Estimated Future Payout Target (#)		Stock Award	Stock Options	Option Exercise Price ($)	Grant Date Fair Value ($)
Mark R. Doede	1/1/2009	1	116,000	2	-	-	-	18,560

1 This stock award was issued from the 2008 Equity Incentive Plan.
2 Grant terms restrict the sale of stock awarded until all Class 2 Notes are repaid. This restriction was removed May 5, 2010.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table lists unexercised options as of December 31, 2009 for the executive officers named in the Summary Compensation Table above.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options at FY-End (#)					Equity Incentive Plan Awards
Name	Exercisable	Unexercisable	Option Exercise Price ($)		Option Expiration Date	Market value of unearned shares ($)	[6]	Number of unearned shares (#)
Charles J. Drake	500,000		0.17		5/15/2018	37,000	[7]	1,000,000
	500,000		0.30		9/16/2018

Mark R. Doede	50,000		0.14		8/1/2011	11,100	[7]	300,000
	50,000		0.24		3/12/2012
	40,000		0.15		5/7/2013
	33,000		0.13		1/20/2018
	117,500	117,500	0.26	[4]	2/14/2018
	50,000	50,000	0.15	[3]	4/3/2018
	116,000		0.17		5/15/2018

Jeffery J. Becker	33,000		0.13		1/20/2018
	65,000	65,000	0.26	[1]	2/14/2018
	57,000		0.22		4/30/2018
	90,000		0.17		5/15/2018
	232,000	25,000	0.30		9/16/2018

Andrew Blowers	30,000		0.14		8/1/2011
	40,000		0.15		5/7/2013
	33,000		0.13		1/20/2018
	150,000	150,000	0.26	[2]	2/14/2018
	7,500	7,500	0.15	[3]	4/3/2018
	40,000		0.22		4/30/2018
	142,000		0.17		5/15/2018
	208,000	35,000	0.30		9/16/2018

Paul M. Zink	25,000		0.15		5/7/2013
	30,000		0.13		1/20/2018
	77,500	77,500	0.26	[5]	2/14/2018
	4,000	4,000	0.15	[3]	4/3/2018
	82,000		0.17		5/15/2018
	200,000		0.30		9/16/2018

[1]	These stock options were issued in September, 2008 in exchange for options originally granted on various dates with a weighted average exercise price of $0.60.

[2]	These stock options were issued in September, 2008 in exchange for options originally granted on various dates with a weighted average exercise price of $0.70.
[3]	These stock options were issued in September, 2008 in exchange for options originally granted on October 22, 1999 with an exercise price of $1.065.
[4]	These stock options were issued in September, 2008 in exchange for options originally granted on various dates with a weighted average exercise price of $0.87.
[5]	These stock options were issued in September, 2008 in exchange for options originally granted on various dates with a weighted average exercise price of $0.83.
[6]	These shares were valued at the closing price of $0.037 on April 23, 2009.
[7]	Shares do not vest until outstanding Class 2 Notes are paid. This restriction was removed May 5, 2010.

The option exchanges have been calculated in accordance Accounting Standards Codification topic 718 using the Black-Scholes option-pricing model. Refer to Note I - Share Based Compensation of the Financial Statements as presented in the 10-K for the year ended December 31, 2009 for more information.

Non-Employee Director Compensation Table - 2009

The following table sets forth the cash compensation paid to non- employee directors of the Company for the last fiscal year. No directors received any non-cash compensation. For compensation paid to employee directors, Charles J. Drake and Mark R. Doede, refer to the Summary Compensation table above.

Name	Fees Earned ($)
Vincent Shunsky	7,200
William Wallace	11,400

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and Executive Officers or beneficial owners of over 10% of any class of the Company’s equity securities to file certain reports regarding their ownership of the Company’s securities or any changes in such ownership.

Based solely upon our review of copies of such reports (and amendments thereto) which we have received during the year ended December 31, 2009, and written representations of the persons required to file said reports, we believe that all reporting persons complied with these reporting requirements during fiscal year 2009 except for the following late reports: Mr. Max A. Coon was late filing Form 4’s for a January 8, 2009 and a July 1, 2009 transaction. Mr. Mark Doede was late filing Form 4 for a January 1, 2009 transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 31, 2010 about the shareholders who we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information about ownership of our common stock by each of our directors, our chief executive officer, our chief financial officer, our other three most highly compensated executive officers and our directors and named executives as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Integral Vision, Inc., 49113 Wixom Tech Drive, Wixom, Michigan 48393.

Austin W. Marxe	Common Stock	5,450,000	13.88%
David M. Geenhouse (1)
153 East 53rd Street, 55th Floor
New York, NY 10022

Bonanza Master Fund, LTD (2)	Common Stock	4,970,600	13.93%
300 Crescent Court, Suite 1740
Dallas, TX 75201

J. N. Hunter (3)	Common Stock	8,725,579	20.97%
Industrial Boxboard Corporation
2249 Davis Court
Hayward, CA 94545

John R. Kiely, III (4)	Common Stock	9,142,170	22.13%
17817 Davis Road
Dundee, MI 48131

Charles J. Drake (5)	Common Stock	6,645,709	17.31%

Max A. Coon (6)	Common Stock	1,727,173	4.74%

Mark R. Doede (7)	Common Stock	1,443,255	3.92%

Jeffery B. Becker (8)	Common Stock	883,742	2.42%

Andrew Blowers (9)	Common Stock	1,261,111	3.42%

Paul M. Zink (10)	Common Stock	765,053	2.10%

Vincent Shunsky (11)	Common Stock	24,253	*

William B. Wallace	Common Stock	0	*

All Directors and Officers as a Group (8 persons) (12)	Common Stock	12,750,296	30.19%

* Beneficial ownership does not exceed 1%.

(1)
Austin W. Marxe and David M. Greenhouse are the principal owners of AWM, SSTA and MG. AWM is the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SSTA is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Through their control of AWM, SSTA and MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed below. The total beneficial ownership of Messrs. Marxe and Greenhouse includes:

(i)	105,000 shares of common stock and warrants for the purchase of 204,325 shares which expire on September 15, 2013, held by Special Situations Technology Fund, L.P.;

(ii)	645,000 shares of common stock and warrants for the purchase of 1,255,135 shares which expire on September 15, 2013 held by Special Situations Technology Fund II, L.P.;

(iii)	350,000 shares of commons stock and warrants for the purchase of 681,081 shares which expire on September 15, 2013 held by Special Situations Cayman Fund, L.P.; and

(iv)	750,000 shares of common stock and warrants for the purchase of 1,459,459 shares which expire on September 15, 2013 held by Special Situations Private Equity Fund, L.P.

(2)
The total beneficial ownership includes 4,970,600 shares of common stock currently held but does not include warrants for the purchase of 3,000,000 shares which expire on September 15, 2013 and are subject to a 4.99% blocker clause.

(3)	The total beneficial ownership J.N. Hunter includes:

(i)	263,846 shares of common stock held directly by J.N. Hunter in the J.N. Hunter IRA;

(ii)	187,846 shares held by the Industrial Boxboard Company, of which Mr. Hunter and his spouse are the sole general partners;

(iii)	2,343,272 shares held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust, of which Mr. Hunter and his spouse are the sole trustees;

(iv)	5,237,484 shares issuable upon the conversion of convertible notes held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust which matured on September 1, 2010; and

(v)	693,131 shares issuable upon the exercise of warrants held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust which expire September 15.2012;

but does not include 3,845,373 shares issuable on the conversion of convertible notes and exercise of warrants held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust which are subject to blocker clauses as follows:

Shares	Issued	Expire	Type and Price	Blocker %

432,567	1/8/09	9/1/10	Convertible Note @ $0.15 per share	4.90

372,033	7/1/09	9/1/10	Convertible Note @ $0.15 per share	4.90

400,707	1/1/10	9/1/10	Convertible Note @ $0.15 per share	4.90

115,068	2/24/09	2/24/13	Warrant @ $0.15 per share	9.90

28,767	2/24/09	2/24/13	Warrant @ $0.15 per share	9.90

57,535	4/10/09	4/10/13	Warrant @ $0.15 per share	9.90

14,384	4/10/09	4/10/13	Warrant @ $0.15 per share	9.90

285,252	4/10/09	4/10/13	Warrant @ $0.15 per share	9.90

22,603	6/4/09	6/4/13	Warrant @ $0.15 per share	9.90

28,767	7/3/09	7/3/13	Warrant @ $0.15 per share	4.90

65,753	7/28/09	7/28/13	Warrant @ $0.15 per share	4.90

45,205	8/28/09	8/28/13	Warrant @ $0.15 per share	4.90

349,518	7/3/09	7/3/13	Warrant @ $0.15 per share	4.90

376,705	10/8/09	10/8/13	Warrant @ $0.15 per share	4.90

699,041	2/1/10	2/1/14	Warrant @ $0.15 per share	4.90

551.469	3/23/10	3/23/14	Warrant @ $0.15 per share	4.90

154,110	7/23/10	7/23/14	Warrant @ $0.15 per share	4.90%

(5)	The total beneficial ownership for John R. Kiely, III includes:

(i)	2,211,988 shares of common stock held directly;

(ii)	156,281 shares of common stock issuable upon the exercise of warrants which expire July 30, 2011 and are held directly;

(iii)	2,622,032 shares of common stock issuable upon the conversion of convertible notes which matured September 1, 2010 and are held by John R. Kiely, III in his personal living trust;

(iv)	191,733 shares of common stock issuable upon the exercise of warrants which expire January 2, 2012 and are held by John R. Kiely, III in his personal living trust;

(v)	1,291,693 shares held by John R. and Margaret Lee Kiely Revocable Trust, of which John R. Kiely, III is the sole trustee;

(vi)	2,410,465 shares issuable upon the conversion of convertible notes held by the John R. and Margaret Lee Kiely Revocable Trust, which mature on September 1, 2010;

(vii)
67,730 shares and 180,048 shares of common stock issuable upon the exercise of warrants which expire July 30, 2011 and January 2, 2012, respectively, and are held by the John R. and Margaret Lee Kiely Revocable Trust; and

(viii)	10,200 shares held by Michael H. Kiely Trust, of which John R. Kiely is the co-trustee.;

but does not include 2,762,638 shares issuable on the conversion of convertible notes and exercise of warrants held by the John R. and Margaret Lee Kiely Revocable Trust (Revocable Trust), by John R. Kiely, III in his personal trust (Personal Trust), or held jointly in a trust of which Michael H. Kiely and John R. Kiely are co-trustees (Joint Trust), all of which are subject to a blocker clauses as follows:

Shares	Issued	Expire	Type and Price	Held By	Blocker %

158,027	7/1/09	9/1/10	Convertible Note @ $0.15 per share	Revocable Trust	4.90

170,207	1/1/10	9/1/10	Convertible Note @ $0.15 per share	Revocable Trust	4.90

184,467	7/3/09	7/3/13	Warrant @ $0.15 per share	Revocable Trust	4.90

198,817	10/8/09	10/8/13	Warrant @ $0.15 per share	Revocable Trust	4.90

368,938	2/1/10	2/1/14	Warrant @ $0.15 per share	Revocable Trust	4.90

291,054	3/23/10	3/23/14	Warrant @ $0.15 per share	Revocable Trust	4.90

172,127	7/1/09	9/1/10	Convertible Note @ $0.15 per share	Personal Trust	4.90

185,393	1/1/10	9/1/10	Convertible Note @ $0.15 per share	Personal Trust	4.90

246,575	2/18/10	2/18/14	Warrant @ $0.15 per share *	Joint Trust	4.90

139,161	7/3/09	7/3/13	Warrant @ $0.15 per share	Personal Trust	4.90

149,985	10/8/09	10/8/13	Warrant @ $0.15 per share	Personal Trust	4.90

278,322	2/1/10	2/1/14	Warrant @ $0.15 per share	Personal Trust	4.90

219,565	3/23/10	3/23/14	Warrant @ $0.15 per share	Personal Trust	4.90

(6)	The total beneficial ownership for Mr. Drake includes:

(i)	4,787,803 shares of common stock currently held; and

(ii)	1,857,906 options to purchase common stock which are immediately exercisable.

(7)	The total beneficial ownership for Mr. Coon includes:

(i)	929,072 shares of common stock held directly;

(ii)	34,467 shares of common stock issuable upon the conversion of convertible notes which mature September 1, 2010 and are held directly by Max A. Coon;

(ii)	17,059 shares held by Max A. Coon IRA;

(iii)	541,096 shares of common stock issuable upon the conversion of convertible notes which mature September 1, 2010 and are held by Charlevoix Drive Properties, LLC of which Mr. Coon is a member;

(iv)	205,479 shares of common stock issuable upon the exercise of warrants which expire September 15, 2012 and are held by Charlevoix Drive Properties, LLC of which Mr. Coon is a member;

but does not include 1,151,601 shares issuable on the conversion of convertible notes and exercise of warrants held by Max Coon or held by Charlevoix Drive Properties, LLC, all of which are subject to a blocker clauses as follows:

Shares	Issued	Expire	Type and Price	Held By	Blocker %

503,452	1/2/08	9/1/10	Convertible Note @ $0.25 per share	Max Coon	4.90

19,860	1/8/09	9/1/10	Convertible Note @ $0.15 per share	Max Coon	4.90

37,127	1/1/10	9/1/10	Convertible Note @ $0.15 per share	Max Coon	4.90

72,147	1/8/09	9/1/10	Convertible Note @ $0.15 per share	Charlevoix Drive Properties	4.90

40,067	7/1/09	9/1/10	Convertible Note @ $0.15 per share	Charlevoix Drive Properties	4.90

43,160	1/1/10	9/1/10	Convertible Note @ $0.15 per share	Charlevoix Drive Properties	4.90

77,055	7/3/09	7/3/13	Warrant @ $0.15 per share	Charlevoix Drive Properties	4.90

83,048	10/8/09	10/8/13	Warrant @ $0.15 per share	Charlevoix Drive Properties	4.90

154,110	2/1/10	2/1/14	Warrant @ $0.15 per share	Charlevoix Drive Properties	4.90

121,575	3/23/10	3/23/14	Warrant @ $0.15 per share	Charlevoix Drive Properties	4.90

(8)	The total beneficial ownership for Mr. Doede includes;

(i)	341,500 shares of common stock currently held; and

(iii)	1,101,755 options to purchase common stock which are immediately exercisable.

(9)	The total beneficial ownership for Mr. Becker includes:

(i)	24,200 shares of common stock currently held; and

(ii)	859,542 options to purchase common stock which are immediately exercisable;

(10)	The total beneficial ownership for Mr. Blowers includes:

(i)	55,050 shares of common stock currently held; and

(ii)	1,206,061 options to purchase common stock which are immediately exercisable;

but does not include 64,000 options to purchase common stock which become exercisable January 1, 2011.

(11)	The total beneficial ownership for Mr. Zink includes:

(i)	15,800 shares of common stock currently held; and

(ii)	749,253 options to purchase common stock which are immediately exercisable.

(12)	The total beneficial ownership includes 22,253 shares of common stock held directly by Vincent Shunsky and 2,000 shares held by Mr. Shunsky’s IRA.

(13)
The total beneficial ownership includes 6,192,737 shares of common stock currently held by our officers and directors; options to purchase 5,774,517 shares held by five officers which they are eligible to exercise immediately; and 781,042 shares of common stock issuable on the conversion or exercise of convertible notes and warrants held by Max Coon and Charlevoix Properties, LLC as detailed in note 7 above. Total beneficial ownership does not include options to purchase 64,000 shares held by one officer which he is eligible to exercise January 1, 2011 or 1,151,601 shares of common stock issuable on the conversion or exercise of convertible notes and warrants held by Max Coon and Charlevoix Drive Properties, LLC as detailed in note 7 above.

PROPOSED AMENDMENT TO EFFECT A ONE (1) FOR TEN (10) REVERSE STOCK SPLIT OF
THE COMPANY’S COMMON STOCK

We believe it is in the best interests of the Company and its shareholders to adopt an amendment to the Company’s Amended and Restated Articles of Incorporation authorizing a reverse stock split of our outstanding shares of common stock.  The proposed amendment to our Amended and Restated Articles of Incorporation is attached to this proxy statement as follows (the “Amendment”).

Amendment to the Articles of Incorporation
of
Integral Vision, Inc.

The following is hereby added as a new paragraph of the Amended and Restated Articles of Incorporation:

Effective upon the filing of this Certificate of Amendment with the Michigan Department of Energy, Labor and Economic Growth (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and reclassified into a smaller number of shares such that each ten shares of issued Common Stock immediately prior to the Effective Time are reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued. The Company will round up fractional shares to the nearest whole share.  Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

If the Amendment is approved, the number of issued and outstanding shares of common stock would be reduced by an exchange ratio of one (1) share for every ten (10) shares currently outstanding (the “Exchange Ratio”), and the current authorized number of shares of our common stock would remain at 90 million, without further approval of our shareholders. The reverse stock split would become effective upon filing the Amendment with the Michigan Department of Energy, Labor and Economic Growth which is anticipated to occur promptly following the Meeting, if approved.

Purpose of the Reverse Split

After careful consideration, the Board of Directors decided to recommend a one for ten reverse stock split and not to subject the authorized shares to the reverse split so we did not have to have a separate action to increase the number of authorized shares after the reverse stock split.  The Company was delisted from the Nasdaq Capital Market in 2001 and trading in our common stock has since been conducted on the OTC Bulletin Board.  Among other things, one hurdle to our ability to regain listing on the Nasdaq Capital Market is the requirement that the closing bid price for our common stock must exceed $4.00 per share.  By potentially increasing our stock price, the reverse stock split may increase the possibility that our stock could again be listed on the Nasdaq Capital Market. The Company also believes that the anticipated increase in the price per share as a result of the reverse split will encourage greater interest in our common stock among members of the financial community and the general investing public. We believe that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by securities research firms and therefore to have less third-party analysis of the company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the Reverse Stock Split, together with the anticipated increase stock price immediately following and resulting from the Reverse Stock Split may encourage interest and trading in our common stock and thus possibly create a more liquid market for the Company’s shareholders, thereby resulting in a broader market for our common stock than that which currently exists.

However, the possibility exists that shareholder liquidity may be adversely affected by the reduced number of shares outstanding if the reverse split is effected, particularly if the price per share of the Company’s common stock begins a declining trend after the reverse split is effected. There can be no assurance that the reverse split will achieve any of the desired results. There can also be no assurance that the price per share of the Company’s common stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.  The Company is not aware of any present efforts by anyone to accumulate its common stock, and the proposed reverse split is not intended to be an anti-takeover device nor is it part of a broader plan to take the Company private.

Effects of Reverse Split on Common Stock

One principal effect of the reverse split would be to decrease the number of outstanding shares of our common stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the reverse split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our common stock outstanding immediately following the reverse split as such shareholder held immediately prior to the reverse split. The relative voting and other rights that accompany the shares of common stock would not be affected by the reverse split. Although the reverse split will not have any dilutive effect on our shareholders (other than de minimus adjustments that may result from the treatment of fractional shares), the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease because our Amended and Restated Articles of Incorporation will maintain the current authorized number of shares of common stock at 90 million..  The proposed Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the common stock.  The following table illustrates the effect of the proposed reverse stock split on the shares of common stock outstanding and the shares of common stock committed for issuance as of July 31, 2010:

Type of Equity (as of July 31, 2010)	Pre Articles Amendment	Post Articles Amendment

Common Stock Issued & Outstanding	35,675,409	3,567,541
Committed for Stock Options	6,260,000	626,000
Committed for Warrants	15,470,544	1,547,054
Committed for Convertible Debt	23,233,132	2,323,313
Authorized and un-committed	9,360,915	81,936,092

Totals	90,000,000	90,000,000

The common stock authorized before and after the reverse stock split will be 90,000,000 shares.

The Reverse Stock Split, if implemented, would not change the number of authorized shares of our common stock, which is 90,000,000, under our articles of incorporation.  Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares remaining available for issuance would increase.  As explained in more detail below, these additional shares of common stock would be available for issuance from time to time for corporate purposes such as purchase of assets, sales of stock or securities convertible into common stock and raising additional capital.  We do not have any current plans for the use of the increased number of authorized but unissued shares, but we believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increased reserve of shares available for issuance may be used to facilitate public or private financings.  If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered common stock, or securities convertible into common stock, in private transactions.   Such transactions might not be available on terms favorable to us, or at all.  We may sell common stock at prices less than the public trading price of the common stock at the time, and we may grant additional contractual rights to purchase not available to other holders of common stock, such as warrants to purchase additional shares of common stock or anti-dilution protections.

In addition, the increased reserve of shares available for issuance may be used for our equity incentive plans for grants to our employees, consultants and directors.  Our Board of Directors believes that it is critical to provide incentive to our officers and employees, to increase our revenues and profitability, and as a result, our market value, through equity incentive awards. Such equity incentive plans may also be used to attract and retain employees or in connection with potential acquisitions as we grant options to the employees of the acquired companies.  Our Board of Directors believes that our ability to achieve our growth strategy may be impaired without additional shares of authorized common stock that could be used to provide such equity incentives.

The availability of additional shares of common stock is particularly important in the event that our Board of Directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.  If this proposal is approved by the stockholders and the Reverse Stock Split is effected, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or rules.

If this proposal is approved, the additional authorized but un-issued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board of Directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our common stock may be listed at such time.

Potential Anti-Takeover or Dilutive Effect

The purpose of maintaining our authorized common stock at a proportionately higher level than would be available if the number of authorized shares was reduced by the Reverse Stock Split ratio is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the company.  The common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards.  However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable.  The Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a shareholder’s percentage voting power in the company.

Effect on Outstanding Stock Option Plans

The Company presently has two (2) active stock option plans under which new stock options can be granted, the 2004 Employee Stock Option Plan and the Integral Vision, Inc. 2008 Equity Incentive Plan.    Under the terms of the plans, when the reverse split becomes effective, the number of shares available for grant by each plan will be decreased in accordance with the Exchange Ratio.

Effect on Outstanding Stock Options

As of July 31, 2010, the Company had 6,260,000 options to purchase Common Stock outstanding.  Under the terms of the options, when the reverse split becomes effective, the number of shares covered by each option will be decreased and the conversion or exercise price per share will be increased in accordance with the Exchange Ratio.

Effect on Outstanding Warrants

As of July 31, 2010, the Company had warrants for the purchase of approximately 15,470,544 shares of Common Stock outstanding.  Under the terms of the warrants, when the reverse split becomes effective, the number of shares covered by each warrant will be decreased and the exercise price per share will be increased in accordance with the Exchange Ratio.

Effect on Outstanding Class 3 Convertible Notes

As of July 31, 2010, the Company had Class 3 Notes convertible into approximately 23,233,132 shares of Common Stock outstanding.  Under the terms of the Class 3 Notes, when the reverse split becomes effective, the conversion price per share of Common Stock will be increased in accordance with the Exchange Ration causing the number of shares available on conversion to be decreased in accordance with the Exchange Ratio.

No Effect on Legal Ability to Pay Dividends

The Company does not believe the reverse split will have any effect with respect to future distributions, if any, to the Company’s shareholders.  The Company has never declared or paid any cash dividends on our Common Stock.   We currently intend to retain any earnings for use in our operations and expansion of our business and therefore do not anticipate paying any cash dividends in the foreseeable future.

Payment for Fractional Shares; Book Entry Form of Shares

The Company will appoint Registrar and Transfer Company to act as exchange agent for holders of common stock in connection with the reverse split. The Company will not issue fractional shares with respect to the reverse split, but will instruct the Company’s transfer agent to round up any fractional share to the nearest whole share. Some of the Company’s outstanding common stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the number of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the reverse split or the total number of additional shares that will be issued as a result of rounding up fractional shares. However, the Company does not expect that the amount will be material.  As of the Record Date, the Company had approximately 322 holders of record of the Company’s common stock and approximately 1,200 beneficial holders. The Company does not expect the reverse split to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the reverse split.  Some of our shareholders of record hold their shares of common stock in certificate form. On or after the effective date of the reverse split, the Company will mail a letter of transmittal to each such shareholder. Each such shareholder will be able to obtain a new stock certificate evidencing its post-reverse-split shares if it sends the exchange agent its old stock certificate(s), together with the properly executed and completed letter of transmittal, and such evidence of ownership of the shares as the Company may require. Such shareholders will not receive a new stock certificate for post-reverse-split shares unless and until their old certificates are surrendered. Such shareholders should not forward their certificates to the exchange agent until they receive the letter of transmittal and they should only send in their certificates with the letter of transmittal. Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated similarly as shareholders of record, and nominees will be instructed to effect the reverse split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

Shareholders will not have to pay any service charges in connection with the exchange of their Certificates unless they have lost their certificate in which case a $45.00 lost certificate processing fee and a surety bond, whose price is dependant on the number of shares on the certificate, will be required.

Federal Income Tax Consequences of a Reverse Stock Split

The following is a summary of certain material federal income tax consequences of a reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of a reverse stock split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides.  Also, it does not address the tax consequences to holders in light of their individual circumstances or to the holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, partnerships, limited liability companies and other tax-transparent entities, broker-dealers, holders subject to the alternative minimum tax provisions of the Internal Revenue Code, holders who hold their stock as part of a hedge, wash sale, appreciated financial position, straddle, conversion transaction, synthetic security or other risk reduction transaction or integrated investment, holders who have acquired their stock upon exercise of employee options or otherwise as compensation and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the old shares were, and the new shares will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Accordingly, each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split beyond the discussion included herein.

Subject to the discussion below concerning the treatment of fractional shares, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of old shares for new shares pursuant to the reverse stock split and the aggregate tax basis of the new shares received in the reverse stock split, including any fraction of a new share deemed to have been received, will be the same as the stockholder’s aggregate tax basis in the old shares that are exchanged.  Subject to the discussion below concerning the treatment of fractional shares, each stockholder’s holding period for the new shares will include the period during which each stockholder held its old shares surrendered in the reverse stock split. The Company itself would not realize any taxable gain or loss as a result of a reverse stock split.

The Internal Revenue Service, however, may take the position that the receipt of an additional portion of a share in lieu of fractional shares is a distribution and the discussion in this paragraph assumes such treatment.  Such distribution is taxable as a dividend to the extent that we have earnings or profits as determined for federal income tax purposes, in which case a stockholder would recognize dividend income equal to the fair market value of the additional fraction of a share received.  To the extent that the fair market value of the additional fraction of a share received by each of the stockholders is greater than the Company’s earnings and profits, such excess would be treated first as a return of each stockholder’s basis in such stockholder’s old shares and the amount in excess of basis would be taxable capital gain.  To the extent old shares have been held by a stockholder for more than one year, such gain should be long-term capital gain.  In general, each stockholder would have a basis in such additional fraction of a share equal to its fair market value and a holding period that begins on the day after the additional fraction of a share is received.  Stockholders should consult their own tax advisors regarding the tax consequences to them of the receipt of additional shares including the calculation of basis and holding period.

Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts.

Approval Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required for the approval of this proposed Amendment.  Both abstentions and broker non-votes will have the effect of a negative vote. Unless otherwise directed by a shareholder’s proxy, the persons named as proxy voters in the accompanying proxy will vote FOR this Amendment. The approval of this proposal is not a condition to the approval of any other proposals submitted to the shareholders.

The Board of Directors recommends a vote FOR this proposal to amend our Amended and Restated Articles of Incorporation.

PROPOSED AMENDMENT OF 2008 EQUITY INCENTIVE PLAN

NOTE: IF THE REVERSE STOCK SPLIT IS APPROVED BY THE SHAREHOLDERS, SHARES AVAILABLE FOR ISSUE UNDER THE PROPOSED AMENDMENT OF THE INTEGRAL VISION, INC., 2008 EQUITY INCENTIVE PLAN WILL DECREASE IN ACCORDANCE WITH THE EXCHANGE RATIO.

The Company’s Board of Directors adopted the Integral Vision Inc. 2008 Equity Incentive Plan, effective March 24, 2008, contingent on shareholder approval, which was obtained at the 2008 annual shareholders meeting.  The Company’s Board of Directors adopted the Amendment and Restatement of Integral Vision, Inc., 2008 Equity Incentive Plan (together the “Plan”), effective March 24, 2009, contingent on shareholder approval, which was obtained at the 2009 annual shareholders meeting.

The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Company can grant equity-based incentives to eligible employees of the Company or any Subsidiary as well as non-employee directors, consultants, or advisors who are in a position to contribute materially to the Company’s success (“Participants”) Presently, there are approximately 12 participants.  The Plan permits the Compensation Committee of the Company’s Board of Directors ("Compensation Committee") to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Shares.  A copy of the Plan, as amended and restated effective March 24, 2009, was filed as Exhibit 10.6 to the Company’s Definitive Schedule 14A, filed April 6, 2009.

As amended and restated on March 24, 2009, the Plan provided for up to the following number of Shares to be used for Awards:

(a)           7,328,000 shares, plus

(b)           Any Shares covered by an Award under the Plan or option under the 2004 Employee Stock Option Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the Award or option under the Prior Plan, plus

(c)           Any Shares exchanged by a Participant as full or partial payment to the Company of the Exercise Price of any Award under the Plan.

Of the Shares authorized for Awards, no Shares remained available as of May 31, 2010.  As a result, the Board, pursuant to the recommendation of the Compensation Committee, has adopted an amendment of the Plan, contingent on shareholder approval, which makes an additional 6,672,000 Shares available for Awards under the Plan.  The amendment also eliminates the limitations on the number of Shares available for Awards to an individual participant in a given year.  The following table lists the grants and options issued contingent on shareholder approval of the amendment to the Plan:

	Stock Awards	Incentive Stock Options	Non-Qualified Stock Options	Grant/Exercise Price
Charles J. Drake	1,342,000	875,906		$0.037
Mark R. Doede		477,755		$0.037
Jeffry J. Becker		292,542		$0.037
Andrew Blowers		427,061		$0.037
Paul Zink		253,253		$0.037
Executive Officers (as a group)	1,342,000	2,326,517		$0.037
Other Non-Executive Employees (as a group)		66,483		$0.037
Advisors (as a group)			100,000	$0.043

A copy of the Plan, as Amended and Restated to reflect the foregoing amendment, is set out in Exhibit 10(7) to this Proxy Statement.

The Board of Directors recommends a vote FOR this proposal to amend our 2008 Equity Incentive Plan.
.
PROPOSED RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed the firm of Rehmann Robson as the independent registered public accounting firm of the Company for the year ending December 31, 2010, subject to the ratification of the appointment by the Company’s shareholders.

Relationship With Independent Public Accountants

The firm of Rehmann Robson served the Company as its independent auditors for the year ended December 31, 2009.  A representative of Rehmann Robson is expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

During the years ended December 31, 2008 and December 31, 2009, Rehmann Robson billed the Company for its services as follows:

Audit Fees. For aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and December 31, 2009 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the years:

2008:	$56,500
2009:	$50,950

Tax Fees.  For aggregate fees billed for professional services rendered for the preparation of the Company’s annual tax returns for the years ended December 31, 2008 and December 31, 2009:

2008:	$3,000
2009:	$3,000

All Other Fees.   For aggregate fees billed for professional fees with regard to the SEC comment letter on the registration statement and specific tax consulting projects for the years ended December 31, 2008 and December 31, 2009:

2008:	$11,000
2009:	$12,950

The Audit Committee of the Company’s Board of Directors is of the opinion that the provision of services described above was compatible with maintaining the independence of Rehmann Robson.  All services rendered to the Company by Rehmann Robson are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee.  A statement of work and associated fees for audit and tax services is negotiated by the Audit Committee before work is begun.  Professional services outside of the statement of work are requested on an as needed basis.  These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Rehmann Robson’s core work, which is the audit of the Company’s financial statements.  The Company’s Board of Directors has accepted the recommendation of the Audit Committee that the Company retain the firm of Rehmann Robson to serve as the Company’s independent auditors for the year ended December 31, 2010.

The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Rehmann Robson.

SHAREHOLDER PROPOSALS

Any proposals which Shareholders of the Company intend to present at the next annual meeting of the Company must be received at the Company by December 8, 2010, for inclusion in the Company’s proxy statement and proxy form for that meeting.  Where a Shareholder making a proposal does not choose to seek to have such proposal included in the Company’s proxy materials, such proposal will not be considered timely for submission at the next annual meeting unless it is received by the Company by February 22, 2011, and in such case, the Company’s proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.  Proposals should be directed to the attention of Investor Relations at the offices of the Company, 49113 Wixom Tech Drive, Wixom, Michigan 48393.

DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS

Only one copy of the notice of this proxy statement is being delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders.  A separate copy of the notice will be promptly delivered upon written or oral request of a shareholder at a shared address directed to the attention of Investor Relations at the offices of the Company, 49113 Wixom Tech Drive, Wixom, Michigan 48393, telephone number 248-668-9230.  Shareholders at a shared address who wish to receive multiple copies of the Company’s notices in the future, or alternatively who are receiving multiple copies and wish to receive only a single copy, may direct their request to the attention of Investor Relations at the forgoing address and telephone number.

OTHER BUSINESS

The Company’s management knows of no other matters that may come before the meeting.  However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

The cost of solicitation of proxies will be borne by the Company.  In addition to solicitations by use of the mails, officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors

Max A. Coon
Secretary

INTEGRAL VISION, INC.

Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders
to be held October 13, 2010.

The undersigned hereby constitutes and appoints Max A. Coon and Charles J. Drake, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Integral Vision, Inc. (“Integral Vision”) on all matters unless the contrary is indicated herein at the Annual Meeting of Shareholders to be held at the corporate offices, 49113 Wixom Tech Drive, Wixom, Michigan 48393 on October 13, at 4:00 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting.  The undersigned directs that this proxy be voted as follows on the reverse side.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder.  If no direction is made, this proxy will be voted FOR the Proposals.

PLEASE MARK, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

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1.	ELECTION OF DIRECTORS

		For All	With-	For All
		Nominees	hold	Except
M. Coon	V. Shunsky
C. Drake	W. Wallace	_______	_____	______
M. Doede

INSTRUCTION:  To WITHHOLD AUTHORITY to vote for any individual nominee, mark the “For All Except” box and strike a line through the Name(s) of the nominee(s).  Your shares will be voted for the remaining nominee(s).

2.	AMENDMENT TO ARTICLES OF INCORPORATION

The Company is authorized to amend its Amended and Restated Articles of Incorporation to effect a one (1) for ten (10) reverse stock split of our common stock.

For_______                      Against_________                      Abstain_________

3.	AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE ANNUAL MEETING

The management of the Company is granted the authority to adjourn, postpone or continue the Annual Meeting.

For_______                      Against_________                      Abstain_________

4.	AMENDMENT AND RESTATEMENT OF INTEGRAL VISION, INC. 2008 EQUITY COMPENSATION PLAN

The Company is authorized to adopt the Amendment and Restatement of Integral Vision, Inc., 2008 Equity Compensation Plan which increases the maximum shares of its common stock awardable by 6,672,000 shares and eliminates the limitations on the number of Shares available for Awards to an individual participant in a given year.

For_______                      Against_________                      Abstain_________

5.	RATIFY THE APPOINTMENT OF REHMANN ROBSON AS AUDITORS

Appoint Rehmann Robson as auditors for the fiscal year ending December 31, 2010.

For_______                      Against_________                      Abstain_________

6.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.            _______

RECORD DATE SHARES:

Please be sure to sign and date this Proxy. DATED:	, 2010

Shareholder sign here	Co-owner sign here